EXHIBIT 99.2

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2011	April 30, 2011	July 31, 2010

Net revenue	$31,189	$31,632	$30,729

Costs and Expenses: (a)
Cost of sales	23,929	23,860	23,365
Research and development	812	815	742
Selling, general and administrative	3,402	3,397	3,191
Amortization of purchased intangible assets	358	413	383
Restructuring charges	150	158	598
Acquisition-related charges	18	21	127
Total costs and expenses	28,669	28,664	28,406

Earnings from operations	2,520	2,968	2,323

Interest and other, net	(121)	(76)	(134)

Earnings before taxes	2,399	2,892	2,189

Provision for taxes	473	588	416

Net earnings	$1,926	$2,304	$1,773

Net earnings per share:
Basic	$0.94	$1.07	$0.76
Diluted	$0.93	$1.05	$0.75

Cash dividends declared per share	$0.24	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,054	2,150	2,322
Diluted	2,080	2,184	2,376

(a)	In connection with organizational realignments implemented in the first quarter of fiscal 2011, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,
	2011	2010

Net revenue	$95,123	$92,755

Costs and expenses: (a)
Cost of sales	72,197	70,961
Research and development	2,425	2,145
Selling, general and administrative	9,889	9,254
Amortization of purchased intangible assets	1,196	1,060
Restructuring charges	466	909
Acquisition-related charges	68	242
Total costs and expenses	86,241	84,571

Earnings from operations	8,882	8,184

Interest and other, net	(294)	(424)

Earnings before taxes	8,588	7,760

Provision for taxes	1,753	1,537

Net earnings	$6,835	$6,223

Net earnings per share:
Basic	$3.21	$2.66
Diluted	$3.16	$2.60

Cash dividends declared per share	$0.40	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,129	2,342
Diluted	2,161	2,398

(a)
In connection with organizational realignments implemented in the first quarter of fiscal 2011, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	July 31, 2011	October 31, 2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,953	$10,929
Accounts receivable	18,121	18,481
Financing receivables	3,167	2,986
Inventory	7,427	6,466
Other current assets	14,611	15,322
Total current assets	56,279	54,184

Property, plant and equipment	11,959	11,763

Long-term financing receivables and other assets	11,178	12,225

Goodwill and purchased intangible assets	45,501	46,331

Total assets	$124,917	$124,503

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$6,666	$7,046
Accounts payable	14,489	14,365
Employee compensation and benefits	3,728	4,256
Taxes on earnings	788	802
Deferred revenue	7,390	6,727
Other accrued liabilities	15,877	16,207
Total current liabilities	48,938	49,403

Long-term debt	19,030	15,258

Other liabilities	17,731	19,061

Stockholders' equity:
HP stockholders' equity	38,823	40,449
Non-controlling interests	395	332
Total stockholders' equity	39,218	40,781

Total liabilities and stockholders' equity	$124,917	$124,503

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31, 2011	April 30, 2011	July 31, 2010

Net revenue: (a)
Services	$9,089	$8,977	$8,772
Enterprise Servers, Storage and Networking	5,396	5,556	5,021
HP Software	780	764	650
Personal Systems Group	9,592	9,415	9,918
Imaging and Printing Group	6,087	6,745	6,167
HP Financial Services	932	885	764
Corporate Investments	266	72	85
Total Segments	32,142	32,414	31,377
Eliminations of intersegment net revenue and other	(953)	(782)	(648)

Total HP Consolidated Net Revenue	$31,189	$31,632	$30,729

Earnings from operations: (a)

Services	$1,225	$1,361	$1,381
Enterprise Servers, Storage and Networking	699	766	706
HP Software	151	154	182
Personal Systems Group	567	533	469
Imaging and Printing Group	892	1,144	1,040
HP Financial Services	88	83	72
Corporate Investments	(332)	(198)	(88)
Total Segments	3,290	3,843	3,762

Corporate and unallocated costs and eliminations	(114)	(153)	(175)
Unallocated costs related to stock-based compensation expense	(130)	(130)	(156)
Amortization of purchased intangible assets	(358)	(413)	(383)
Restructuring charges	(150)	(158)	(598)
Acquisition-related charges	(18)	(21)	(127)
Interest and other, net	(121)	(76)	(134)

Total HP Consolidated Earnings Before Taxes	$2,399	$2,892	$2,189

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Nine months ended
	July 31,
	2011	2010

Net revenue: (a)
Services	$26,673	$26,404
Enterprise Servers, Storage and Networking	16,586	14,468
HP Software	2,241	1,966
Personal Systems Group	29,456	30,458
Imaging and Printing Group	19,462	18,769
HP Financial Services	2,644	2,238
Corporate Investments	416	211
Total Segments	97,478	94,514
Eliminations of intersegment net revenue and other	(2,355)	(1,759)

Total HP Consolidated Net Revenue	$95,123	$92,755

Earnings from operations: (a)

Services	$3,961	$4,161
Enterprise Servers, Storage and Networking	2,293	1,937
HP Software	428	521
Personal Systems Group	1,772	1,464
Imaging and Printing Group	3,165	3,192
HP Financial Services	250	208
Corporate Investments	(713)	(209)
Total Segments	11,156	11,274

Corporate and unallocated costs and eliminations	(118)	(375)
Unallocated costs related to stock-based compensation expense	(426)	(504)
Amortization of purchased intangible assets	(1,196)	(1,060)
Restructuring charges	(466)	(909)
Acquisition-related charges	(68)	(242)
Interest and other, net	(294)	(424)

Total HP Consolidated Earnings Before Taxes	$8,588	$7,760

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.